UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934

Imprimis Pharmaceuticals, Inc.
(Name of Issuer)
Common Stock, $.001 par value
(Title of Class of Securities)
45323A 102
(CUSIP Number)
Mark L. Baum Managing Member DermaStar International, LLC 1302 Waugh Dr., Suite 618 Houston, Texas 77109 858-405-4448
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)
December 12, 2011
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box.         .

*

The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

(Continued on following pages)

CUSIP No. 45323A 102

SCHEDULE 13D

1.	Names of Reporting Persons.
DermaStar International, LLC
2.	Check the Appropriate Box if a Member of a Group
(a) . (b) .
3.	SEC Use Only
4.	Source of Funds (see instructions) OO
5.	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) .
6.	Citizenship or Place of Organization Nevada
Number of Shares Beneficially Owned by Each Reporting Person With:
7.	Sole Voting Power 0
8.	Shared Voting Power 15,979,853[1]
9.	Sole Dispositive Power 0
10.	Shared Dispositive Power 15,979,853[1]
11.	Aggregate Amount Beneficially Owned by Each Reporting Person 15,979,853[1]
12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (see instructions) .
13.	Percent of Class Represented by Amount in Row (11) 53.39%[2]
14.	Type of Reporting Person (see instructions) OO

___________________________

1

Consists of: (a) 7,274,812 shares of Common Stock issued to DermaStar upon conversion of (i) the Convertible Note and (ii) an amount of $56,086.76 in accounts payable of the Issuer; (b) 7,498,500 shares of Common Stock issuable upon conversion of ten shares of Series A Preferred Stock of the Issuer held by DermaStar, which are issuable within 60 days of the date of the filing of this Statement; (c) 965,233 shares of Common Stock issued to DermaStar pursuant to the Conversion Agreement; and (d) 241,308 shares of Common Stock issuable to DermaStar under the Warrant, which are issuable within 60 days of the date of the filing of this Statement.

2

The percentage was calculated based on 29,930,334 shares of Common Stock, as follows:  (a) 22,190,526 shares of Common Stock outstanding as of April 26, 2012; (b) 7,498,500 shares of Common Stock issuable upon conversion of ten shares of Series A Preferred Stock of the Issuer held by DermaStar and convertible within 60 days of the date of the filing of this Statement; and (c) 241,308 shares of Common Stock issuable to DermaStar under the Warrant, which are issuable within 60 days of the date of the filing of this Statement.

CUSIP No. 45323A 102

SCHEDULE 13D

1.	Names of Reporting Persons.
Mark L. Baum
2.	Check the Appropriate Box if a Member of a Group
(a) . (b) .
3.	SEC Use Only
4.	Source of Funds OO
5.	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) .
6.	Citizenship or Place of Organization U.S.A
Number of Shares Beneficially Owned by Each Reporting Person With:
7.	Sole Voting Power 354,167[1]
8.	Shared Voting Power 15,979,853[2]
9.	Sole Dispositive Power 354,167[1]
10.	Shared Dispositive Power 15,979,853[2]
11.	Aggregate Amount Beneficially Owned by Each Reporting Person 16,334,020[3]
12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (see instructions) .
13.	Percent of Class Represented by Amount in Row (11) 53.94%[4]
14.	Type of Reporting Person (see instructions) IN

________________________

1

Consists of options to purchase 354,167 shares of Common Stock held by Mr. Baum and exercisable within 60 days of the date of the filing of this Statement.

2

Consists of: (a) 7,274,812 shares of Common Stock issued to DermaStar upon conversion of (i) the Convertible Note and (ii) an amount of $56,086.76 in accounts payable of the Issuer; (b) 7,498,500 shares of Common Stock issuable upon conversion of ten shares of Series A Preferred Stock of the Issuer held by DermaStar, which are issuable within 60 days of the date of the filing of this Statement; (c) 965,233 shares of Common Stock issued to DermaStar pursuant to the Conversion Agreement; and (d) 241,308 shares of Common Stock issuable to DermaStar under the Warrant, which are issuable within 60 days of the date of the filing of this Statement.

3

Consists of the aggregate number of shares of Common Stock described in footnotes 1 and 2 above.

4

The percentage was calculated based on 30,284,501 shares of Common Stock, as follows: (a) 22,190,526 shares of Common Stock outstanding as of April 26, 2012; (b) 7,498,500 shares of Common Stock issuable upon conversion of ten shares of Series A Preferred Stock of the Issuer held by DermaStar and convertible within 60 days of the date of the filing of this Statement; (c) 241,308 shares of Common Stock issuable to DermaStar under the Warrant, which are issuable within 60 days of the date of the filing of this Statement; and (d) 354,167 shares of Common Stock issuable upon the exercise of an option to purchase shares of Common Stock held by Mr. Baum and exercisable within 60 days of the date of the filing of this Statement.

CUSIP No. 45323A 102

SCHEDULE 13D

1.	Names of Reporting Persons.
Robert Kammer
2.	Check the Appropriate Box if a Member of a Group
(a) . (b) .
3.	SEC Use Only
4.	Source of Funds OO
5.	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) .
6.	Citizenship or Place of Organization U.S.A
Number of Shares Beneficially Owned by Each Reporting Person With:
7.	Sole Voting Power 139,178[1]
8.	Shared Voting Power 15,979,853[2]
9.	Sole Dispositive Power 139,178[1]
10.	Shared Dispositive Power 15,979,853[2]
11.	Aggregate Amount Beneficially Owned by Each Reporting Person 16,119,031[3]
12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (see instructions) .
13.	Percent of Class Represented by Amount in Row (11) 53.65%[4]
14.	Type of Reporting Person (See Instructions) IN

_______________________________

1

Consists of: (a) 23,206 shares of Common Stock held by Dr. Kammer; (b) options to purchase 93,750 shares of Common Stock held by Dr. Kammer and exercisable within 60 days of the date of the filing of this Statement; and (c) 22,222 shares of Common Stock issuable to Dr. Kammer pursuant to the Kammer Advisory Agreement within 60 days of the filing of this Statement..

2

Consists of: (a) 7,274,812 shares of Common Stock issued to DermaStar upon conversion of (i) the Convertible Note and (ii) an amount of $56,086.76 in accounts payable of the Issuer; (b) 7,498,500 shares of Common Stock issuable upon conversion of ten shares of Series A Preferred Stock of the Issuer held by DermaStar, which are issuable within 60 days of the date of the filing of this Statement; (c) 965,233 shares of Common Stock issued to DermaStar pursuant to the Conversion Agreement; and (d) 241,308 shares of Common Stock issuable to DermaStar under the Warrant, which are issuable within 60 days of the date of the filing of this Statement.

3

Consists of the aggregate number of shares of Common Stock described in footnotes 1 and 2 above.

4

The percentage was calculated based on 30,046,306 shares of Common Stock, as follows: (a) 22,190,526 shares of Common Stock outstanding as of April 26, 2012; (b) 7,498,500 shares of Common Stock issuable upon conversion of ten shares of Series A Preferred Stock of the Issuer held by DermaStar and convertible within 60 days of the date of the filing of this Statement; (c) 241,308 shares of Common Stock issuable to DermaStar under the Warrant, which are issuable within 60 days of the date of the filing of this Statement; (d) 93,750 shares of Common Stock issuable upon the exercise of an option to purchase shares of Common Stock held by Dr. Kammer and exercisable within 60 days of the date of the filing of this Statement; and (e) 22,222 shares of Common Stock issuable to Dr. Kammer pursuant to the Kammer Advisory Agreement within 60 days of the filing of this Statement..

Item 1.

Security and Issuer

This Schedule 13D (the “Statement”) is filed with respect to the common stock, par value $0.001 (the “Common Stock”), of Imprimis Pharmaceuticals, Inc., a Delaware corporation (the “Issuer,” and formerly known as Transdel Pharmaceuticals, Inc.). The principal executive offices of the Issuer are located at 437 S. Highway 101, Suite 209, Solana Beach, CA 92075.

Item 2.

Identity and Background

(a)

This Statement is being jointly filed by each of the following persons pursuant to Rule 13d-1(k) promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Act: (i) DermaStar International, LLC, a Nevada limited liability company (“DermaStar”), by virtue of its direct beneficial ownership of Common Stock; (ii) Mark L. Baum, an individual (“Mr. Baum”), by virtue of his being a managing member of DermaStar and a direct beneficial owner of Common Stock; and (iii) Dr. Robert Kammer, an individual (“Dr. Kammer”), by virtue of his being a managing member of DermaStar and a direct beneficial owner of Common Stock. DermaStar, Mr. Baum and Dr. Kammer are sometimes referred to herein individually as a “Reporting Person” and collectively as the “Reporting Persons.” Information with respect to each of the Reporting Persons is given solely by such Reporting Person, and no Reporting Person assumes responsibility for the accuracy or completeness of information by another Reporting Person.

(b)

The business address of each of the Reporting Persons is 1302 Waugh Dr. #618, Houston, TX  77019.

(c)

The principal business of DermaStar is an asset holding company for its members. Mr. Baum is a managing member of DermaStar and a Director and Chief Executive Officer of the Issuer. Dr. Kammer is a managing member of DermaStar and the Chairman of the Board of Directors of the Issuer.

(d)

During the past five years, none of the Reporting Persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

(e)

During the past five years, none of the Reporting Persons was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

(f)

DermaStar is a Nevada limited liability company. Mr. Baum and Dr. Kammer are both citizens of the United States of America.

Item 3.

Source and Amount of Funds or Other Consideration

As disclosed in the Issuer’s Form 8-K filed with the Commission on December 20, 2011, the relevant items of which are hereby incorporated in their entirety by reference, on November 21, 2011, the Issuer entered into a Securities Purchase Agreement (the “Purchase Agreement”) with DermaStar, pursuant to which the Issuer agreed to issue ten (10) shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to DermaStar for an aggregate purchase price of $100,000.  The Purchase Agreement became effective on December 9, 2011.  On December 12, 2011, the Issuer and DermaStar consummated the transactions contemplated by the Purchase Agreement and the Issuer issued to DermaStar the Series A Preferred Stock and DermaStar paid the aggregate purchase price therefor of $100,000, using the working capital of DermaStar. Effective on February 28, 2012, the Issuer effected (i) a 1-for-8 reverse split of its Common Stock (the “Reverse Split”) and (ii) an increase in its total number of shares of Common Stock authorized from 50,000,000 shares to 395,000,000 shares (the “Authorized Increase”). Subject to the application of the terms of the Reverse Split and Authorized Increase, as of February 28, 2012, the shares of Series A Preferred Stock issued to DermaStar are convertible into a total of 7,498,500 shares of the Issuer’s Common Stock. A copy of the Purchase Agreement is attached as an exhibit to the Issuer’s Form 8-K filed with the Commission on December 20, 2011 and hereby incorporated in its entirety by reference. The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

As disclosed in the Issuer’s Form 8-K filed with the Commission on January 25, 2012, the relevant items of which are hereby incorporated in their entirety by reference, as of January 25, 2012, the Issuer entered a waiver and settlement agreement (the “Waiver Agreement”) with DermaStar, relating to DermaStar’s 80% interest in a $1,000,000 7.5% convertible promissory (the “Convertible Note”) issued by the Issuer on April 5, 2010. DermaStar acquired its interest in the Convertible Note on January 1, 2012 for the purchase price of $50,000 using the working capital of DermaStar. Pursuant to the Waiver Agreement, DermaStar and the Issuer agreed to the mandatory conversion of DermaStar’s interest in the Convertible Note at such time as (and not until) the Issuer had a sufficient number of authorized Common Stock to effect such a conversion. Additionally, DermaStar agreed to a mandatory conversion of an amount of $56,086.76 in good and valid accounts payable of the Issuer held by DermaStar, at such time as (and not until) the Issuer had a sufficient number of authorized common shares and was able to convert such amounts of accounts payable. Following the Reverse Split and Authorized Increase and pursuant to the terms of the Waiver Agreement, the Convertible Note and the amounts of accounts payable were converted into 7,274,812 shares of Common Stock, which are held directly by DermaStar as of the date of the filing of this Statement. A copy of the Convertible Note is attached as an exhibit to the Issuer’s Form 8-K filed with the Commission on April 8, 2010 and is hereby incorporated in its entirety by reference. The foregoing description of the terms of the Convertible Note is qualified in its entirety by reference to such exhibit.

As originally disclosed in the Issuer’s Form 8-K filed on December 20, 2011 and hereby incorporated in its entirety by reference, on November 21, 2011, the Issuer entered into a Secured Line of Credit Letter Agreement (the “Line of Credit Agreement”) with DermaStar.  The Line of Credit Agreement became effective on December 9, 2011, in connection with the dismissal of the Chapter 11 Case by the Bankruptcy Court.  On December 9, 2011, as required by the Line of Credit Agreement, the Issuer entered into a Security Agreement (the “Security Agreement”) and an Intellectual Property Security Agreement (“IP Security Agreement”) with DermaStar, pursuant to which the Issuer granted to DermaStar a blanket security interest in all of its assets, including its intellectual property. A copy of the Line of Credit Agreement, the Security Agreement and the Intellectual Property Security Agreement is attached as an exhibit to the Issuer’s Current Report on Form 8-K filed on December 20, 2011 and hereby incorporated in its entirety by reference. The foregoing description of the terms of the Line of Credit Agreement, the Security Agreement and the Intellectual Property Security Agreement is qualified in its entirety by reference to such exhibit.

The Line of Credit Agreement provided for advances to the Issuer of up to an aggregate of $750,000.  As of the date of this filing, DermaStar advanced the total maximum $750,000 pursuant to four separate promissory notes issued to DermaStar (the “Promissory Notes”). On April 20, 2012, the Issuer and DermaStar entered into a Promissory Note Conversion Agreement (the “Conversion Agreement”) wherein the entire principal balance of the Promissory Notes and all related accrued interest totaling $762,534.25 was converted into a total of 965,233 shares of Common Stock and related warrants to purchase an aggregate of 241,308 shares of Common Stock at an exercise price of $1.185 per share (the “Warrant”). The Warrant is exercisable anytime after April 25, 2012 (the “Exercise Date”) and expires on the third anniversary of the Exercise Date. A copy of the Promissory Note Conversion Agreement is attached as an exhibit to the Issuer’s Current Report on Form 8-K filed on April 27, 2012 and hereby incorporated in its entirety by reference. The foregoing description of the terms of the Promissory Note Conversion Agreement is qualified in its entirety by reference to such exhibit.

On or about January 25, 2012 and effective as of February 28, 2012, pursuant to the terms of the Imprimis Pharmaceuticals, Inc. 2007 Stock Incentive and Awards Plan (the “Plan”), Mr. Baum was issued as a bonus an option to purchase up to 625,000 shares of Common Stock at an exercise price of $0.48. The shares issuable pursuant to the exercise of these options reflect the application of the Reverse Split. These options maintain a 10 year term and 1/12th of the options will vest on each of the 12 monthly periods following the date of issuance.

On or about April 1, 2012, the Issuer appointed Mr. Baum as Chief Executive Officer. Pursuant to the terms of the related employment agreement and the Plan, Mr. Baum was issued an option to purchase up to 300,000 shares of Common Stock at an exercise price of $0.90. The shares issuable pursuant to the exercise of the options as described in the previous sentence reflect the application of the Reverse Split. These options will terminate on March 31, 2017 and will vest over a one year period, with 75,000 options vesting immediately upon issuance, and an additional 9,375 options vesting monthly for the next twenty four months thereafter.

On or about April 1, 2012, the Issuer issued its existing Board of Directors options pursuant to the Plan. Pursuant to the terms of the Plan, Mr. Baum was issued an option to purchase up to 125,000 shares of Common Stock at an exercise price of $0.90. The shares issuable pursuant to the exercise of the options as described in the previous sentence reflect the application of the Reverse Split. The options will terminate on March 31, 2017 and vest quarterly over a one year term with the initial 31,250 options vesting on June 30, 2012, the next 31,250 options vesting on September 30, 2012, the next 31,250 options vesting on December 31, 2012 and the final 31,250 options vesting on March 31, 2013

The 1,050,000 options described in the previous three paragraphs are referred to hereinafter collectively as the “Baum Options”. A total of 354,167 of the Baum Options are exercisable by Mr. Baum as of the date of the filing of this Statement.

Prior to his appointment as a Director of the Issuer, Dr. Kammer owned a total of 23,206 shares of Common Stock as an individual.

On April 1, 2012, the Issuer’s Board of Directors appointed Dr. Robert Kammer, as Chairman of the Board. Concurrently with his appointment as Chairman of the Board, the Issuer and Dr. Kammer entered into an advisory agreement effective as of April 1, 2012 (the “Kammer Advisory Agreement”). Under the terms of the Advisory Agreement, Dr. Kammer is to be compensated $10,000 per month; provided however, until the Issuer completes an equity or debt financing yielding not less than $15,000,000 to the Issuer (a “Qualified Transaction”), such monthly payment shall be made in the form of Common Stock based on  $0.90 price per share being allocated to each dollar of payment due to Dr. Kammer.  Subsequent to a Qualified Transaction, Dr. Kammer may unilaterally choose to be paid in either: (i) cash; or (ii) Common Stock, based on the same $0.90 price per share. Copies of the Kammer Advisory Agreement was attached as an exhibit to the Issuer’s Current Report on Form 8-K filed on April 27, 2012 and hereby incorporated in its entirety by reference. The foregoing description of the terms of the Kammer Advisory Agreement is qualified in its entirety by reference to such exhibit.

In addition, pursuant to the Kammer Advisory Agreement and the Plan, Dr. Kammer was issued an option to purchase up to 300,000 shares of Common Stock at an exercise price of $0.90. The shares issuable pursuant to the exercise of the options as described in the previous sentence reflect the application of the Reverse Split. These options will terminate on March 31, 2017 and will vest over a one year period, with 75,000 options vesting immediately upon issuance, and an additional 9,375 options vesting monthly for the next twenty four months thereafter.

On or about April 1, 2012, the Issuer issued its existing Board of Directors options pursuant to the Plan. Pursuant to the terms of the Plan, Dr. Kammer was issued an option to purchase up to 125,000 shares of Common Stock at an exercise price of $0.90. The shares issuable pursuant to the exercise of the options as described in the previous sentence reflect the application of the Reverse Split. The options will terminate on March 31, 2017 and vest quarterly over a one year term with the initial 31,250 options vesting on June 30, 2012, the next 31,250 options vesting on September 30, 2012, the next 31,250 options vesting on December 31, 2012 and the final 31,250 options vesting on March 31, 2013

The 425,000 options described in the previous two paragraphs are referred to hereinafter collectively as the “Kammer Options”. A total of 116,956 of the Kammer Options are exercisable by Dr. Kammer as of the date of the filing of this Statement.

Item 4.

Purpose of Transaction

The information set forth above under Item 3 is incorporated by reference in this Item 4.

The Reporting Persons hold the share of Common Stock, and rights to acquire shares of Common Stock, as reported in this Statement for general investment purposes. The Reporting Persons may, from time to time, depending on prevailing market, economic and other conditions, acquire additional shares of Common Stock or other securities of the Issuer or engage in discussions with the Issuer concerning further acquisitions of shares of Common Stock or other securities of the Issuer or further investments in the Issuer. The Reporting Persons intend to review their investment in the Issuer on a continuing basis and, depending upon the price and availability of shares of Common Stock, subsequent developments affecting the Issuer, the Issuer’s business and prospects, other investment and business opportunities available to the Reporting Persons, general stock market and economic conditions, tax considerations and other factors considered relevant, may decide at any time to increase or to decrease the size of their investment in the Issuer.

Except as set forth in Item 3 of above, as of the date hereof, the Reporting Persons do not have any plan or proposal that relates to or would result in any of the transactions enumerated in sub items (a) through (j) of the instructions to Item 4 of this Schedule 13D.

Item 5.

Interest in Securities of the Issuer

(a)

DermaStar is the direct beneficial owner of an aggregate of 15,979,853 shares of Common Stock which represents 53.39% of the 29,930,334 shares of Common Stock of the Issuer beneficially outstanding as of the date of the filing of this Statement (which number of beneficially outstanding shares includes the shares of Common Stock underlying the Series A Preferred Stock and the 241,308 shares of Common Stock underlying the Warrant).

Mr. Baum, as a managing member of DermaStar, may be deemed to possess voting and dispositive power over the 15,979,853 shares of Common Stock beneficially owned by DermaStar, or approximately 53.39% of the Common Stock outstanding as of the date of this Statement. Mr. Baum disclaims beneficial ownership over such shares. In addition to the 15,979,853 shares of Common Stock held in the name of DermaStar, as described in Item 3 above, Mr. Baum is the beneficial owner of the Baum Options, 354,167 of which are exercisable within 60 days of the filing of this Statement.

Dr. Kammer, as a managing member of DermaStar, may be deemed to possess voting and dispositive power over the 15,979,853 shares of Common Stock beneficially owned by DermaStar, or approximately 53.39% of the Common Stock outstanding as of the date of this Statement. Dr. Kammer disclaims beneficial ownership over such shares. In addition to the 15,979,853 shares of Common Stock held in the name of DermaStar, Dr. Kammer is the direct beneficial owner of an additional 23,206 shares of Common Stock purchased by Dr. Kammer as an individual prior to his service to the Issuer as a Director, the Kammer Options, 116,956 of which are exercisable within 60 days of the filling of this Statement and 22,222 shares of Common Stock issuable to Dr. Kammer pursuant to the Kammer Advisory Agreement within 60 days of the filing of this Statement.

(b)

By virtue of the relationship among DermaStar, Mr. Baum and Dr. Kammer as described in Item 2, each of the Reporting Persons may be deemed to share the power to vote or direct the vote and to share the power to dispose of or direct the disposition of the 15,979,853 shares of Common Stock beneficially owned by DermaStar.

Mr. Baum has the sole power to vote or direct to vote and to dispose or direct the disposition of the shares of Common Stock underlying the Baum Options, 354,167 of which are exercisable within 60 days of the date of the filing of this Statement.

Dr. Kammer has the sole power to vote or direct the vote and to dispose or direct the disposition of the 23,206 shares of Common Stock purchased by Dr. Kammer as an individual prior to his service to the Issuer as a Director, the shares of Common Stock underlying the Kammer Options, 116,956 of which are exercisable within 60 days of the filling of this Statement and 22,222 shares of Common Stock issuable to Dr. Kammer pursuant to the Kammer Advisory Agreement within 60 days of the filing of this Statement.

(c)

Except as otherwise set forth in this Statement, none of the Reporting Persons has effected any transactions in the Common Stock during the past 60 days.

(d)

Not Applicable.

(e)

Not Applicable.

Item 6.

Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

The information set forth above under Item 3 and Item 4 of this Statement are incorporated herein by reference.

Item 7.

Material to Be Filed as Exhibits

Exhibit 1	Joint Filing Agreement among the Reporting Persons.

Exhibit 2	Waiver and Settlement Agreement, effective as of January 25, 2012, by and between DermaStar International, LLC and Imprimis Pharmaceuticals, LLC.

Exhibit 3

Securities Purchase Agreement, dated November 12, 2011, between DermaStar International, LLC and Imprimis Pharmaceuticals, Inc. (incorporated herein by reference to the Current Report on Form 8-K of Imprimis Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on December 20, 2011).

Exhibit 4

Form of Senior Convertible Promissory Note issued by Imprimis Pharmaceuticals, Inc. (incorporated herein by reference to the Current Report on Form 8-K of Imprimis Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on April 8, 2010).

Exhibit 5

Line of Credit Agreement between DermaStar International, LLC and  Imprimis Pharmaceuticals, Inc. (incorporated herein by reference to the Current Report on Form 8-K of Imprimis Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on December 20, 2011).

Exhibit 6

Security Agreement between DermaStar International, LLC and  Imprimis Pharmaceuticals, Inc. (incorporated herein by reference to the Current Report on Form 8-K of Imprimis Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on December 20, 2011).

Exhibit 7

Intellectual Property Security Agreement between DermaStar International, LLC and  Imprimis Pharmaceuticals, Inc. (incorporated herein by reference to the Current Report on Form 8-K of Imprimis Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on December 20, 2011).

Exhibit 8

Promissory Note Conversion Agreement between DermaStar International, LLC and Imprimis Pharmaceuticals, Inc. (incorporated herein by reference to the Current Report on Form 8-K of Imprimis Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on April 27, 2012).

Exhibit 9

Imprimis Pharmaceuticals, Inc. 2007 Incentive Stock and Awards Plan (incorporated herein by reference to the Current Report on Form 8-K of Imprimis Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on September 21, 2007)

Exhibit 10

Advisory Agreement, dated as of April 1, 2012, by and between by and between Imprimis Pharmaceuticals, Inc. and Dr. Robert Kammer (incorporated herein by reference to the Current Report on Form 8-K of Imprimis Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on April 27, 2012).

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: April 27, 2012	DERMASTAR INTERNATIONAL, LLC /s/ Mark L. Baum By: Mark L. Baum Its: Managing Member /s/ Robert Kammer By: Dr. Robert Kammer Its: Managing Member
MARK L. BAUM /s/ Mark L. Baum By: Mark L. Baum An individual
ROBERT KAMMER /s/ Robert Kammer By: Dr. Robert Kammer An individual

10